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Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY
FOR
HUNTSMAN INTERNATIONAL LLC

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Huntsman International LLC, a Delaware limited liability company (the "Company"), made pursuant to the Prospectus dated                        , 2012 (the "Prospectus"), if certificates for the outstanding 4.875% Senior Notes due 2020 (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, National Association, as exchange agent (the "Exchange Agent") prior to 5:00 P.M., New York City time, on                        , 2012 (the "Expiration Date"). Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

Wells Fargo Bank, National Association
Delivery To: Wells Fargo Bank, National Association, Exchange Agent
By registered mail or certified mail:
Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480-1517
By regular mail or overnight courier:
Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 Sixth Street & Marquette Avenue Minneapolis, MN 55479
By hand delivery before 4:30 p.m.:
Wells Fargo Bank, National Association Northstar East Building 608 Second Avenue South 12th Floor—Corporate Trust Services Minneapolis, MN 55402
For information, call:
(800) 344-5128
By Facsimile Transmission: (for eligible institutions only) (612) 667-6282 Attn: Bondholder Communications
Confirm by email: bondholdercommunications@wellsfargo.com
Confirm by telephone: (800) 344-5128 Attn: Bondholder Communications

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

        The undersigned hereby tenders the Old Notes listed below:

Principal Amount of Old Notes Tendered*

$

Certificate Nos. (if available)

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.
Total Principal Amount Represented by Old Notes Certificate(s)

$

Account Number

*
Must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

PLEASE SIGN HERE

Principal Amount of Old Notes Tendered*

Certificate Nos. (if available)

If Old Notes will be delivered by book-entry transfer to the Depository Trust Company, provide account number.

Total Principal Amount Represented by Old Notes Certificate(s)*

$

Account Number

*Must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

Please Sign Here
X

X

Signature(s) of Owner(s) or Authorized Signatory

Date

Area Code and Telephone Number

Please Print Name(s) and Address(es)

Name(s)

Capacity

Address(es)

        This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

X

X

	Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number

Please Print Name(s) and Address(es)

Name(s)

Capacity

Address(es)

        ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

GUARANTEE

(Not to be Used for Signature Guarantees)

        The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title
Name
Zip Code	(Please Type or Print)
Area Code and Tel. No.	Dated

NOTE:	DO NOT SEND THE OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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  Exhibit 99.4